Exhibit 99.1

Driven Brands Holdings Inc. Reports First Quarter

2024 Results

—Achieved 13 consecutive quarters of same store sales growth—

—Maintenance segment delivered 5% same store sales growth driven by 7% in Take 5 Oil Change—

--Net Income of $4 million and Adjusted EBITDA of $131 million—

—Announces CFO transition—

—Reaffirms Fiscal Year 2024 Outlook—

Charlotte, N.C. (May 2, 2024) - Driven Brands Holdings Inc. (NASDAQ: DRVN) (“Driven Brands” or the “Company”) today reported financial results for the first quarter ending March 30, 2024.

For the first quarter, Driven Brands delivered revenue of $572 million, up 2% versus the prior year. System-wide sales were $1.6 billion, up 7% versus the prior year primarily driven by 0.7% same store sales growth and 144 net new units.

Net Income was $4.3 million or $0.03 per diluted share versus $29.7 million or $0.17 per diluted share in the prior year. Adjusted Net Income1 was $38.1 million or $0.23 per diluted share versus $39.1 million or $0.23 per diluted share in the prior year. Adjusted EBITDA1 was $131.0 million up 6% versus the prior year. Cash provided by operating activities increased $23.5 million or 64% to $60.3 million compared to $36.8 million in the prior year.

“We are pleased with our strong performance in the first quarter of 2024. The Maintenance segment once again delivered exceptional results, largely driven by Take 5 Oil Change, which saw same store sales growth of 7%. We increased total company revenue, managed expenses and achieved our 13th consecutive quarter of same store sales growth,” said Jonathan Fitzpatrick, President and Chief Executive Officer.

“Looking ahead to the remainder of 2024, we are confident in our full-year outlook and committed to prudently deploying capital and paying down debt,” Fitzpatrick concluded.

First Quarter 2024 Key Performance Indicators by Segment

	System-wide Sales (in millions)	Store Count	Same-Store Sales	Revenue (in millions)	Segment Adjusted EBITDA (in millions)
Maintenance	$499.7	1,814	4.8%	$261.7	$91.4
Car Wash	143.3	1,106	(7.4)%	144.7	29.1
Paint, Collision & Glass	882.1	1,883	1.3%	106.4	30.8
Platform Services	78.0	205	N/A	53.8	19.9
Corporate / Other	N/A	N/A	N/A	5.6

Total	$1,603.1	5,008	0.7%	$572.2

Capital and Liquidity

The Company ended the first quarter with total liquidity of $308.0 million consisting of $165.5 million in cash and cash equivalents and $142.5 million of undrawn capacity on its variable funding securitization senior notes and revolving credit facility. This does not include the additional $135.0 million Series 2022 Class A-1 Notes that expand the Company’s variable funding note borrowing capacity when the Company elects to exercise them, assuming certain conditions continue to be met.

CFO Transition

Driven Brands also announced today that Gary W. Ferrera, Chief Financial Officer, will step down to pursue a professional opportunity at a privately held company and move back to Colorado, where his family is located.

Mr. Ferrera’s resignation will be effective after the filing of the Company’s quarterly report on Form 10-Q for the first quarter of 2024. Driven Brands has initiated a comprehensive search with the assistance of a leading executive recruitment firm to identify Mr. Ferrera’s successor.

Effective upon Mr. Ferrera’s departure, Joel Arnao, Senior Vice President of FP&A, Treasury and Investor Relations, has been appointed as interim Chief Financial Officer, and Michael Beland, Senior Vice President and Chief Accounting Officer, has been designated as principal financial officer. Mr. Ferrera will be available to support transitional needs following his departure.

Mr. Fitzpatrick added, “We appreciate Gary’s contributions to Driven Brands, which have been additive to our collective efforts to position the business for long-term value creation. The Driven Brands board and management team extend our sincere thanks to Gary and wish him well in his next chapter. Driven Brands is fortunate to have a strong bench of talent, and we appreciate that Joel and Michael have agreed to take on additional responsibilities while we undertake our CFO search. Joel and Michael are prominent members of our financial team and have a deep understanding of our business, strategy and operations. I am confident this will be a seamless transition for our stakeholders.”

Mr. Ferrera’s resignation does not reflect any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, or any issues regarding the Company’s accounting policies or practices.

Fiscal Year 2024 Outlook

The Company reaffirms its financial outlook for fiscal year 2024:

2024 Outlook
Revenue	~$2.35 - $2.45 billion
Adjusted EBITDA[1]	~$535 - $565 million
Adjusted EPS[1]	~$0.88 - $1.00

Note: The Company has not included potential future M&A in its outlook for fiscal year 2024.

[1]

Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are non-GAAP financial measures. See “Reconciliation of Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures. Forward-looking estimates of Adjusted EBITDA and Adjusted EPS are made in a manner consistent with the relevant definitions and assumptions noted herein.

Conference Call

Driven Brands will host a conference call to discuss first quarter 2024 results today, Thursday, May 2, 2024, at 8:30 a.m. ET. The call will be available by webcast and can be accessed by visiting Driven Brands’ Investor Relations website at investors.drivenbrands.com. A replay of the call will be available for at least three months.

About Driven Brands

Driven Brands™, headquartered in Charlotte, NC, is the largest automotive services company in North America, providing a range of consumer and commercial automotive needs, including paint, collision, glass, vehicle repair, oil change, maintenance and car wash. Driven Brands is the parent company of some of North America’s leading automotive service businesses including Take 5 Oil Change®, Take 5 Car Wash®, Meineke Car Care Centers®, Maaco®, 1-800-Radiator & A/C®, Auto Glass Now®, and CARSTAR®. Driven Brands has more than 5,000 locations across 13 countries, and services approximately 70 million vehicles annually. Driven Brands’ network generates approximately $2.3 billion in annual revenue from approximately $6.4 billion in system-wide sales.

Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this Press Release, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, trends, plans, objectives of management, impact of accounting standards and outlook, impairments, and expected market growth are forward-looking statements. In particular, forward-looking statements include, among other things, statements relating to: (i) our strategy, outlook and growth prospects; (ii) our operational and financial targets and dividend policy; (iii) general economic trends and trends in the industry and markets; (iv) the risks and costs associated with the integration of, and our ability to integrate, our stores and business units successfully; (v) the proper application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments and (vi) the competitive environment in which we operate. Forward-looking statements are not based on historical facts, but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 30, 2023 as well as in our other filings with the Securities and Exchange Commission, which are available on its website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Contacts

Shareholder/Analyst inquiries:

Dawn Francfort

ICR, Inc.

investors@drivenbrands.com

(203) 682-8200

Media inquiries:

Taylor Blanchard

taylor.blanchard@drivenbrands.com

(704) 644-8129

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended
(in thousands, except per share amounts)	March 30, 2024	April 1, 2023
Revenue:
Franchise royalties and fees	$45,045	$43,515
Company-operated store sales	374,456	376,066
Independently-operated store sales	53,047	52,532
Advertising contributions	24,070	21,677
Supply and other revenue	75,608	68,677

Total net revenue	572,226	562,467

Operating Expenses:
Company-operated store expenses	242,053	243,409
Independently-operated store expenses	29,355	29,364
Advertising expenses	24,070	21,677
Supply and other expenses	36,216	37,266
Selling, general, and administrative expenses	116,402	112,328
Acquisition related costs	1,794	1,847
Store opening costs	1,263	1,025
Depreciation and amortization	43,229	38,198
Asset impairment charges and lease terminations	19,326	167

Total operating expenses	513,708	485,281

Operating income	58,518	77,186

Other expenses, net:
Interest expense, net	43,772	38,141
Loss (gain) on foreign currency transactions	4,321	(1,675)

Other expense, net	48,093	36,466

Income before taxes	10,425	40,720
Income tax expense	6,164	10,971

Net income	4,261	29,749
Net income attributable to non-controlling interest	—	—

Net income attributable to Driven Brands Holdings Inc.	$4,261	$29,749

Earnings per share:
Basic	$0.03	$0.18
Diluted	$0.03	$0.17
Weighted average shares outstanding
Basic	159,631	162,784
Diluted	160,604	166,874

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except share and per share amounts)	March 30, 2024	December 30, 2023
Assets
Current assets:
Cash and cash equivalents	$165,513	$176,522
Restricted cash	657	657
Accounts and notes receivable, net	165,992	151,259
Inventory	82,875	83,171
Prepaid and other assets	49,901	46,714
Income tax receivable	7,337	15,928
Assets held for sale	290,818	301,229
Advertising fund assets, restricted	52,711	45,627

Total current assets	815,804	821,107
Other assets	90,175	56,565
Property and equipment, net	1,425,882	1,438,496
Operating lease right-of-use assets	1,383,400	1,389,316
Deferred commissions	6,643	6,312
Intangibles, net	729,354	739,402
Goodwill	1,435,618	1,455,946
Deferred tax assets	3,453	3,660

Total assets	$5,890,329	$5,910,804

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$82,843	$67,526
Accrued expenses and other liabilities	246,522	242,171
Income tax payable	2,022	5,404
Current portion of long-term debt	33,020	32,673
Income tax receivable liability	41,437	56,001
Advertising fund liabilities	33,208	23,392

Total current liabilities	439,052	427,167
Long-term debt	2,905,033	2,910,812
Deferred tax liabilities	149,931	154,742
Operating lease liabilities	1,319,936	1,332,519
Income tax receivable liability	108,215	117,915
Deferred revenue	32,159	30,507
Long-term accrued expenses and other liabilities	29,187	30,419

Total liabilities	4,983,513	5,004,081

Preferred Stock $0.01 par value; 100,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 900,000,000 shares authorized: and 164,079,581 and 163,965,231 shares outstanding; respectively	1,641	1,640
Additional paid-in capital	1,664,764	1,652,401
Retained (deficit) earnings	(705,826)	(710,087)
Accumulated other comprehensive loss	(54,407)	(37,875)

Total shareholders’ equity attributable to Driven Brands Holdings Inc.	906,172	906,079

Non-controlling interests	644	644

Total shareholders’ equity	906,816	906,723

Total liabilities and shareholders’ equity	$5,890,329	$5,910,804

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended
(in thousands)	March 30, 2024	April 1, 2023
Net income	$4,261	$29,749
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	43,229	38,198
Equity-based compensation expense	11,861	2,564
Loss on foreign denominated transactions	7,574	161
Gain on foreign currency derivatives	(3,253)	(1,836)
(Gain) loss on sale and disposal of businesses, fixed assets, and sale-leaseback transactions	(12,913)	1,671
Reclassification of interest rate hedge to income	(519)	(519)
Bad debt expense	2,070	82
Asset impairment costs	19,326	167
Amortization of deferred financing costs and bond discounts	1,954	1,850
Amortization of cloud computing	1,345	—
Benefit for deferred income taxes	(2,807)	4,650
Other, net	10,669	4,043
Changes in assets and liabilities, net of acquisitions:
Accounts and notes receivable, net	(17,351)	(44,084)
Inventory	(1,005)	(5,473)
Prepaid and other assets	(4,270)	(13,867)
Advertising fund assets and liabilities, restricted	7,650	906
Other Assets	(33,300)	(7,382)
Deferred commissions	(331)	455
Deferred revenue	1,659	161
Accounts payable	14,165	25,597
Accrued expenses and other liabilities	6,293	(960)
Income tax receivable	3,976	659

Cash provided by operating activities	60,283	36,792

Cash flows from investing activities:
Capital expenditures	(89,483)	(169,155)
Cash used in business acquisitions, net of cash acquired	(2,024)	(29,307)
Proceeds from sale-leaseback transactions	4,550	16,772
Proceeds from sale or disposal of businesses and fixed assets	52,677	—

Cash used in investing activities	(34,280)	(181,690)

Cash flows from financing activities:
Repayment of long-term debt	(7,616)	(7,002)
Proceeds from revolving lines of credit and short-term debt	46,000	140,000
Repayments of revolving lines of credit and short-term debt	(46,000)	(25,000)
Payment of Tax Receivable Agreement	(24,718)	—
Repayment of principal portion of finance lease liability	(886)	(854)
Stock option exercises	—	1,380
Other, net	—	(32)

Cash (used in) provided by financing activities	(33,220)	108,492

Effect of exchange rate changes on cash	1,133	2,392

Net change in cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted	(6,084)	(34,014)

Cash and cash equivalents, beginning of period	176,522	227,110
Cash included in advertising fund assets, restricted, beginning of period	38,537	32,871
Restricted cash, beginning of period	657	792

Cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted, beginning of period	215,716	260,773

Cash and cash equivalents, end of period	165,513	190,841
Cash included in advertising fund assets, restricted, end of period	43,462	35,126
Restricted cash, end of period	657	792

Cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted, end of period	$209,632	$226,759

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The following information provides definitions and reconciliations of the non-GAAP financial measures presented in this earnings release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The Company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies.

Non-GAAP Financial Measures in Outlook

Driven Brands includes Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (“Adjusted EBITDA”) and Adjusted Earnings per Share (“Adjusted EPS”) in the Company’s Fiscal Year 2024 Outlook. Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures and have not been reconciled to the most comparable GAAP financial measures because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide an outlook for the comparable GAAP measures. Forward-looking estimates of Adjusted EBITDA and Adjusted EPS are made in a manner consistent with the relevant definitions and assumptions noted herein and in our filings with the SEC.

Adjusted Net Income and Adjusted Earnings Per Share

Adjusted Net Income and Adjusted EPS are considered non-GAAP financial measures under the SEC’s rules because they exclude certain amounts included in the net income attributable to Driven Brands common stockholders and diluted earnings per share attributable to Driven Brands common stockholders calculated in accordance with GAAP. Management believes that Adjusted Net Income and Adjusted EPS are meaningful measures to share with investors because they facilitate comparison of the current period performance with that of the comparable prior period. In addition, Adjusted Net Income and Adjusted EPS afford investors a view of what management considers to be Driven Brands’ core earnings performance as well as the ability to make a more informed assessment of such earnings performance with that of the prior period.

The tables below reflect the calculation of Adjusted Net Income and Adjusted Earnings Per Share for the three months ended March 30, 2024, compared to the three months ended April 1, 2023.

Net Income to Adjusted Net Income and Adjusted Earnings Per Share (Unaudited)

	Three Months Ended
(in thousands, except per share data)	March 30, 2024	April 1, 2023
Net income	$4,261	$29,749
Acquisition related costs(a)	1,794	1,847
Non-core items and project costs, net(b)	4,711	1,824
Cloud computing amortization(c)	1,345	—
Equity-based compensation expense(d)	11,861	2,564
Foreign currency transaction loss (gain), net(e)	4,321	(1,675)
Asset sale leaseback (gain) loss, impairment and closed store expenses(f)	9,560	1,844
Amortization related to acquired intangible assets(g)	7,020	6,036
Valuation allowance for deferred tax asset(h)	1,134	—

Adjusted net income before tax impact of adjustments	46,007	42,189
Tax impact of adjustments(i)	(7,885)	(3,085)

Adjusted net income	38,122	39,104

Net income attributable to non-controlling interest	—	—

Adjusted net income attributable to Driven Brands Holdings Inc.	$38,122	$39,104

Earnings per share
Basic	$0.03	$0.18
Diluted	$0.03	$0.17
Adjusted earnings per share(1)
Basic	$0.23	$0.24
Diluted	$0.23	$0.23
Weighted average shares outstanding for Net Income
Basic	159,631	162,784
Diluted	160,604	166,874

(1)

Adjusted Earnings Per Share is calculated under the two-class method. Under the two-class method, adjusted earnings per share is calculated using adjusted net income attributable to common shares, which is derived by reducing adjusted net income by the amount attributable to participating securities. Adjusted Net Income attributable to participating securities used in the basic and diluted earnings per share calculation was less than $1 million for the three months ended March 30, 2024 and April 1, 2023.

Adjusted EBITDA

Adjusted EBITDA is considered a non-GAAP financial measure under the Securities and Exchange Commission’s (“SEC”) rules because it excludes certain amounts included in net income calculated in accordance with GAAP. Management believes that Adjusted EBITDA is a meaningful measure to share with investors because it facilitates comparison of the current period performance with that of the comparable prior period. In addition, Adjusted EBITDA affords investors a view of what management considers to be Driven Brand’s core operating performance as well as the ability to make a more informed assessment of such operating performance as compared with that of the prior period.

Please see the company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023, filed with the SEC on February 28, 2024, for additional information on Adjusted EBITDA. The tables below reflect the calculation of Adjusted EBITDA for the three months ended March 30, 2024, compared to the three months ended April 1, 2023.

Net Income to Adjusted EBITDA Reconciliation (Unaudited)

	Three Months Ended
(in thousands)	March 30, 2024	April 1, 2023
Net income	$4,261	$29,749
Income tax expense	6,164	10,971
Interest expense, net	43,772	38,141
Depreciation and amortization	43,229	38,198

EBITDA	97,426	117,059

Acquisition related costs(a)	1,794	1,847
Non-core items and project costs, net(b)	4,711	1,824
Cloud computing amortization(c)	1,345	—
Equity-based compensation expense(d)	11,861	2,564
Foreign currency transaction loss (gain), net(e)	4,321	(1,675)
Asset sale leaseback (gain) loss, impairment and closed store expenses(f)	9,560	1,844

Adjusted EBITDA	$131,018	$123,463

Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings Per Share Footnotes

(a)

Consists of acquisition costs as reflected within the consolidated statements of operations, including legal, consulting and other fees, and expenses incurred in connection with acquisitions completed during the applicable period, as well as inventory rationalization expenses incurred in connection with acquisitions. We expect to incur similar costs in connection with other acquisitions in the future and, under U.S. GAAP, such costs relating to acquisitions are expensed as incurred and not capitalized.

(b)

Consists of discrete items and project costs, including third party consulting and professional fees associated with strategic transformation initiatives as well as non-recurring payroll-related costs.

(c)	Includes non-cash amortization expenses relating to cloud computing arrangements.
(d)	Represents non-cash equity-based compensation expense.
(e)

Represents foreign currency transaction (gains) losses, net that primarily related to the remeasurement of our intercompany loans as well as gains and losses on cross currency swaps and forward contracts.

(f)

Relates to (gains) losses, net on sale leasebacks, impairment of certain fixed assets and operating lease right-of-use assets related to closed and underperforming locations, assets held for sale, and lease exit costs and other costs associated with stores that were closed prior to the respective lease termination dates.

(g)	Consists of amortization related to acquired intangible assets as reflected within depreciation and amortization in the unaudited consolidated statement of operations.
(h)	Represents valuation allowances on income tax carryforwards in certain domestic jurisdictions that are not more likely than not to be realized.
(i)

Represents the tax impact of adjustments associated with the reconciling items between net income and Adjusted Net Income, excluding the provision for uncertain tax positions. To determine the tax impact of the deductible reconciling items, we utilized statutory income tax rates ranging from 9% to 36% depending upon the tax attributes of each adjustment and the applicable jurisdiction.

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

ADJUSTED EBITDA AND SEGMENT ADJUSTED EBITDA RECONCILIATION (UNAUDITED)

	Three Months Ended
(in thousands)	March 30, 2024	April 1, 2023
Segment Adjusted EBITDA:
Maintenance	$91,436	$72,233
Car Wash	29,134	41,048
Paint, Collision & Glass	30,820	35,450
Platform Services	19,871	17,008
Corporate and other	(38,980)	(41,251)
Store opening costs	(1,263)	(1,025)

Adjusted EBITDA	$131,018	$123,463

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

ADDITIONAL INFORMATION ON KEY PERFORMANCE INDICATORS (UNAUDITED)

	Three Months Ended March 30, 2024
(in thousands)	Maintenance	Car Wash	Paint, Collision & Glass	Platform Services	Total
System-wide Sales
Franchise stores	$278,861	$—	$819,615	$77,152	$1,175,628
Company-operated stores	220,871	90,227	62,509	849	374,456
Independently operated stores	—	53,047	—	—	53,047

Total System-wide Sales	$499,732	$143,274	$882,124	$78,001	$1,603,131

Store Count (in whole numbers)
Franchise stores	1,153	—	1,650	204	3,007
Company-operated stores	661	388	233	1	1,283
Independently operated stores	—	718	—	—	718

Total Store Count	1,814	1,106	1,883	205	5,008

	Three Months Ended April 1, 2023
(in thousands)	Maintenance	Car Wash	Paint, Collision & Glass	Platform Services	Total
System-wide Sales
Franchise stores	$246,683	$—	$738,563	$89,103	$1,074,349
Company-operated stores	195,260	102,446	77,479	881	376,066
Independently operated stores	—	52,532	—	—	52,532

Total System-wide Sales	$441,943	$154,978	$816,042	$89,984	$1,502,947

Store Count (in whole numbers)
Franchise stores	1,067	—	1,642	204	2,913
Company-operated stores	599	400	235	1	1,235
Independently operated stores	—	716	—	—	716

Total Store Count	1,666	1,116	1,877	205	4,864